SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 29, 2003

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code      (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

Page 1 of 2 pages

Item 5. Other Events and Regulation FD Disclosure

On December 29, 2003, Piedmont Natural Gas Company, Inc., issued a Press Release to report that Dr. David E. Shi has been elected to the Board of Directors. Dr. Shi is President of Furman University in Greenville, South Carolina. A copy of the Press Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

99.1 Press Release dated December 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.
(Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date December 30, 2003

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